UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 22, 2011
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Suite A1001-1002, Tower 16, Hengmao Int’l Center Nanchang City, Jiangxi Province, China		330003
(Address of principal executive offices)		(Zip Code)

86-791-6669093 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, Raymond M. Cesca, age 69, was appointed President of AgFeed Industries, Inc. (the “Company”).  From August 2006 to July 2009, Mr. Cesca served as president of the World Agricultural Forum, an international agriculture and agribusiness-driven forum promoting the role agriculture plays in economic development and food security, after serving on its board of advisors since 1996.  Since January 2000, he also serves as president and chief executive officer of Global Alliance for Economic Advancement (GAEÁ), a market development, trade and strategic planning organization that promotes the development of small to medium-sized enterprises in support of economic advancement in developing countries.  Mr. Cesca is not party to any employment agreement with the Company.  He currently receives an annual base salary of $225,000 and participates in the Company’s benefit plans on the same basis as other executives of the Company.  Mr. Cesca does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release, dated March 22, 2011, of AgFeed Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: March 28, 2011

	By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 22, 2011, of AgFeed Industries, Inc.